Exhibit 99.1

Move, Inc. Announces Second Quarter 2008 Financial Results

Company Announces Plan to Sell Welcome Wagon Business and Realign Cost Structure in Second Half of 2008

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Move, Inc. (NASDAQ:MOVE) reported financial results for the second quarter ended June 30, 2008. The company also announced today that it has engaged an investment banker to assist in the sale of its Welcome Wagon business and has reclassified its results as discontinued operations for all periods presented.

Total revenue for the second quarter was $61.4 million compared to $62.5 million in the second quarter of 2007. Income from continuing operations for the second quarter was $2.1 million, compared to $7.7 million in the second quarter of 2007. Net loss applicable to common stockholders (“net loss”) for the second quarter of 2008 was $2.2 million, or $0.01 per share, compared to net income of $4.4 million, or $0.03 per share, for the second quarter of 2007. The second quarter of 2007 included a one-time reversal of stock-based charges of $6.5 million which contributed to improved income from continuing operations and net income in that period.

Management is also reviewing the company’s overall operating structure and has initiated a process to lower the company’s total operating expenses. Management’s objective is to reduce annual operating expenses by more than $20 million by the end of 2008, the full effect of which will not be realized this year. It is likely the company will incur restructuring charges in future periods and eliminate unprofitable revenue as a result of this review.

“The issues and challenges facing the residential real estate market are creating a permanent dislocation in the offline real estate advertising market with online spending benefiting in the long run,” said Mike Long, Move's CEO. “As the market recovers, the needs of consumers and advertisers will be quite different than they are today. We have a clear strategy to meet those needs and are adjusting our business to focus on assets and new development initiatives that are essential to our long term strategy while eliminating unprofitable revenue streams and improving cash flow to invest in growth. Our success has been, and will continue to be, driven by our clear market leadership, as consumers have shown through their actions that Move is the most trusted source in online real estate.”

Move's Adjusted EBITDA (earnings from continuing operations before interest, taxes, stock-based compensation and charges, depreciation, and amortization) on a non-GAAP basis for the second quarter of 2008 was $5.7 million, compared to $8.2 million for the second quarter of 2007. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business. The decline in Adjusted EBITDA was primarily due to increased legal and facilities costs compared to 2007.

“We are focused on providing the best online experience for the consumer, so they will continue to return to MOVE for their real estate needs,” said Lorna Borenstein, Move’s President. “Our investment in the redesign of Realtor.com is delivering an increase in consumer engagement and advertiser value. We have experienced increases in listing page click-throughs, consumers referring listings to friends, agent and broker contacts, and total registrations. Our direct sales to realtors were at all time highs for June and July. We are demonstrating that we can provide the most effective advertising solutions for our customers and the best content for consumers and will use this turmoil in the market to extend our leadership position.”

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, August 7, 2008, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Chief Executive Officer, Mike Long, President, Lorna Borenstein, and Chief Financial Officer, Lew Belote, will discuss the Company's second quarter 2008 results. In order to participate in the call, investors should log on to http://investor.move.com and click on “Event Calendar.” Please connect to the above Web site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the Company's Web site approximately one hour after the end of the call. A telephone replay will be available from 7:00 p.m. Pacific Time (10:00 p.m. Eastern Time) until midnight on August 21, 2008 at 888-286-8010 or 617-801-6888, conference ID 99842063. For additional information regarding the Company's results, please go to the “SEC Filings” section at http://investor.move.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K. Move's Form 10-Q for the quarter ended June 30, 2008 is expected to be filed with the Securities and Exchange Commission on, or before, August 11, 2008.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of income (loss) from operations excluding restructuring, impairment, litigation settlement charges and certain other non-cash and non-recurring items, principally depreciation, amortization and stock based compensation and other charges, which is referred to as adjusted EBITDA. The Company has also presented a non-GAAP table of Segment Data for the three and six months ended June 30, 2008 that extracts stock based compensation under SFAS 123R "Share Based Payment". A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About Move, Inc.

Move, Inc. (NASDAQ: MOVE), is the leader in online real estate with 7.4 million (1) monthly visitors to its online network of websites. Move, Inc. operates Move.com™ (http://www.move.com), a leading destination for information on new homes and rental listings; REALTOR.com® (http://www.realtor.com), the official Web site of the National Association of REALTORS®; Moving.com; SeniorHousingNet ™; and TOP PRODUCER® Systems. Move, Inc. is based in Westlake Village and employs more than 1600 individuals throughout North America. For more information: http://www.move.com.

(1) comScore Media Metrix, June 2008

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)
Revenue	$61,437	$62,533	$123,379	$122,976
Cost of revenue (1)	11,214	10,598	22,649	20,589
Gross profit	50,223	51,935	100,730	102,387

Operating expenses: (1)
Sales and marketing	23,140	22,275	47,266	45,077
Product and web site development	6,802	9,223	13,689	17,998
General and administrative	19,433	14,528	41,604	32,750
Amortization of intangible assets	197	189	394	370
Total operating expenses	49,572	46,215	102,953	96,195
Operating income (loss) from continuing operations	651	5,720	(2,223)	6,192

Interest income, net	1,521	2,503	3,578	4,816
Other income (expense), net	109	(372)	180	402
Income from continuing operations before income taxes	2,281	7,851	1,535	11,410

Provision for income taxes	162	169	203	253

Income from continuing operations	2,119	7,682	1,332	11,157

Loss from discontinued operations	(3,076)	(2,018)	(5,650)	(4,098)
Net income (loss)	(957)	5,664	(4,318)	7,059

Convertible preferred stock dividends and related accretion	(1,272)	(1,241)	(2,537)	(2,473)
Net income (loss) applicable to common stockholders	$(2,229)	$4,423	$(6,855)	$4,586

Basic income (loss) per share attributable to common stockholders:
Continuing operations	$0.01	$0.04	$(0.01)	$0.06
Discontinued operations	(0.02)	(0.01)	(0.04)	(0.03)
Net income (loss) attributable to common stockholders	$(0.01)	$0.03	$(0.05)	$0.03

Diluted income (loss) per share attributable to common stockholders:
Continuing operations	$0.01	$0.04	$(0.01)	$0.05
Discontinued operations	(0.02)	(0.01)	(0.04)	(0.02)
Net income (loss) attributable to common stockholders	$(0.01)	$0.03	$(0.05)	$0.03

Shares used in calculation of net income (loss) per share attributable to common stockholders:
Basic	151,551	154,885	151,383	154,614
Diluted	158,292	165,499	151,383	166,657

(1) Includes stock-based compensation as follows:

Cost of revenue	$31	$18	$69	$49
Sales and marketing	103	180	209	646
Product and web site development	84	237	269	512
General and administrative	1,777	(643)	4,847	3,929
	$1,995	$(208)	$5,394	$5,136

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:	(unaudited)
Income from continuing operations	$1,332	$11,157
Adjustments to reconcile income from continuing operations to net cash provided by continuing operating activities:
Depreciation	5,512	4,722
Amortization of intangible assets	394	370
Loss (gain) on sales of property and equipment	51	(336)
Provision for doubtful accounts	440	435
Stock-based compensation and charges	5,503	5,420
Change in market value of embedded derivative liability	(155)	(98)
Other non-cash items	283	11
Changes in operating assets and liabilities:
Accounts receivable	2,116	914
Other assets	(2,865)	(3,797)
Accounts payable and accrued expenses	(760)	2,534
Deferred revenue	(1,092)	(1,662)

Net cash provided by continuing operating activities	10,759	19,670
Net cash used in discontinued operating activities	(4,366)	(1,199)
Net cash provided by operating activities	6,393	18,471

Cash flows from investing activities:
Purchases of property and equipment	(5,130)	(12,538)
Proceeds from the surrender of life insurance policy	—	5,200
Proceeds from sale of marketable equity securities	—	15,743
Maturities of short-term investments	1,800	36,350
Purchases of short-term investments	(21,552)	(43,475)
Proceeds from sale of assets	31	336
Purchases of intangible assets	—	(418)
Net cash (used in) provided by continuing investing activities	(24,851)	1,198
Net cash provided by (used in) discontinued investing activities	799	(63)
Net cash (used in) provided by investing activities	(24,052)	1,135

Cash flows from financing activities:
Proceeds from exercise of stock options	972	2,708
Restricted cash	176	993
Payments on capital lease obligations	(1,002)	(935)
Net cash provided by financing activities	146	2,766
Change in cash and cash equivalents	(17,513)	22,372
Cash and cash equivalents, beginning of period	45,713	14,873
Cash and cash equivalents, end of period	$28,200	$37,245

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2008	December 31, 2007
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$28,200	$45,713
Short-term investments	20,266	129,900
Accounts receivable, net	13,151	15,645
Other current assets	13,373	10,111
Assets held for sale	21,659	24,417
Total current assets	96,649	225,786

Property and equipment, net	29,203	29,930
Investments, long term	121,000	—
Goodwill, net	17,181	17,181
Intangible assets, net	4,317	5,011
Restricted cash	3,193	3,369
Other assets	696	1,251
Total assets	$272,239	$282,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,108	$4,337
Accrued expenses	28,988	28,446
Obligation under capital leases	1,165	1,894
Deferred revenue	33,928	34,975
Liabilities held for sale	4,261	5,429
Total current liabilities	71,450	75,081

Obligation under capital leases	—	273
Other liabilities	1,385	1,508
Total liabilities	72,835	76,862

Series B convertible preferred stock	103,726	101,189

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	152	151
Additional paid-in capital	2,082,613	2,076,074
Accumulated other comprehensive income	(7,809)	675
Accumulated deficit	(1,979,278)	(1,972,423)
Total stockholders’ equity	95,678	104,477

Total liabilities and stockholders’ equity	$272,239	$282,528

MOVE, INC. SEGMENT OPERATING RESULTS (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:	(unaudited)
Real Estate Services	$54,214	$54,750	$110,008	$108,273
Consumer Media	7,223	7,783	13,371	14,703
Total revenue	$61,437	$62,533	$123,379	$122,976

Operating income (loss) from continuing operations (1)
Real Estate Services	$14,228	$16,277	$25,774	$29,506
Consumer Media	623	36	(30)	(999)
Unallocated	(14,200)	(10,593)	(27,967)	(22,315)
Operating income (loss) from continuing operations	$651	$5,720	$(2,223)	$6,192

(1) Includes stock-based compensation as follows:

Real Estate Services	$669	$(442)	$2,400	$1,636
Consumer Media	95	(112)	179	489
Unallocated	1,231	346	2,815	3,011
	$1,995	$(208)	$5,394	$5,136

MOVE, INC. SEGMENT OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)

	Three months ended
	June 30, 2008
	(unaudited)

	Real Estate Services	Consumer Media	Unallocated	Stock-based Compensation	Total

Revenue	$54,214	$7,223	$—	$—	$61,437
Cost of revenue	9,424	1,531	228	31	11,214
Gross profit	44,790	5,692	(228)	(31)	50,223

Sales and marketing	17,998	3,402	1,637	103	23,140
Product and web site development	5,787	331	600	84	6,802
General and administrative	6,108	1,241	10,307	1,777	19,433
Amortization of intangibles	—	—	197	—	197
Total operating expenses	29,893	4,974	12,741	1,964	49,572

Operating income (loss) from continuing operations	$14,897	$718	$(12,969)	$(1,995)	$651

	Three months ended
	June 30, 2007
	(unaudited)

	Real Estate Services	Consumer Media	Unallocated	Stock-based Compensation	Total

Revenue	$54,750	$7,783	$—	$—	$62,533
Cost of revenue	8,463	1,482	635	18	10,598
Gross profit	46,287	6,301	(635)	(18)	51,935

Sales and marketing	17,003	3,568	1,524	180	22,275
Product and web site development	6,931	1,785	270	237	9,223
General and administrative	6,518	1,024	7,629	(643)	14,528
Amortization of intangibles	—	—	189	—	189
Total operating expenses	30,452	6,377	9,612	(226)	46,215

Operating income (loss) from continuing operations	$15,835	$(76)	$(10,247)	$208	$5,720

MOVE, INC. SEGMENT OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)

	Six months ended
	June 30, 2008
	(unaudited)

	Real Estate Services	Consumer Media	Unallocated	Compensation	Total

Revenue	$110,008	$13,371	$—	$—	$123,379
Cost of revenue	18,902	3,098	580	69	22,649
Gross profit	91,106	10,273	(580)	(69)	100,730

Sales and marketing	37,264	6,776	3,017	209	47,266
Product and web site development	11,403	776	1,241	269	13,689
General and administrative	14,265	2,572	19,920	4,847	41,604
Amortization of intangibles	—	—	394	—	394
Total operating expenses	62,932	10,124	24,572	5,325	102,953

Operating income (loss) from continuing operations	$28,174	$149	$(25,152)	$(5,394)	$(2,223)

	Six months ended
	June 30, 2007
	(unaudited)

	Real Estate Services	Consumer Media	Unallocated	Stock-based Compensation	Total

Revenue	$108,273	$14,703	$—	$—	$122,976
Cost of revenue	16,698	2,646	1,196	49	20,589
Gross profit	91,575	12,057	(1,196)	(49)	102,387

Sales and marketing	34,837	7,174	2,420	646	45,077
Product and web site development	13,458	3,255	773	512	17,998
General and administrative	12,138	2,138	14,545	3,929	32,750
Amortization of intangibles	—	—	370	—	370
Total operating expenses	60,433	12,567	18,108	5,087	96,195

Operating income (loss) from continuing operations	$31,142	$(510)	$(19,304)	$(5,136)	$6,192

MOVE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS EXCLUDING STOCK-BASED COMPENSATION AND CHARGES, DEPRECIATION, AND AMORTIZATION (EBITDA)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)
Operating income (loss) from continuing operations	$651	$5,720	$(2,223)	$6,192

Plus:
Stock-based charges	13	136	109	284
Amortization of intangible assets	197	189	394	370
Depreciation	2,883	2,388	5,512	4,722
Stock-based compensation	1,995	(208)	5,394	5,136
Adjusted EBITDA	$5,739	$8,225	$9,186	$16,704

CONTACT:
The Blueshirt Group
Todd Friedman, 415-217-7722
todd@blueshirtgroup.com